Exhibit 99.1

SEPARATION AGREEMENT

AGREEMENT, dated as of March 31, 2005, among USI Services Corporation, a Delaware corporation (the “Company”) and wholly owned subsidiary of U.S.I. Holdings Corporation, a Delaware corporation (“Holdings”), Holdings (the Company and Holdings, collectively the “Companies”), and Thomas E. O’Neil (“O’Neil”).

W I T N E S S E T H:

WHEREAS, O’Neil has been employed by the Company, most recently as Senior Vice President and Chief Operating Officer of the Companies; and

WHEREAS, Holdings and the Company, on the one hand, and O’Neil, on the other hand, mutually wish to terminate their current employment relationship, and the parties hereto wish to agree as to certain matters in connection with such termination and to restate and redefine their obligations to each other; and

NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties agree as follows:

1. Separation. O’Neil’s employment relationship with the Company and service as Senior Vice President and Chief Operating Officer of the Companies has terminated, without cause, by mutual agreement effective as of the close of business on February 24, 2005 and, by this Agreement, the Employment Agreement effective as of December 1, 2002 (the “Employment Agreement”), between the Companies and O’Neil, except for Sections 6 and 7 thereof to the extent provided in Section 2 hereof, is terminated effective as of the close of business on February 24, 2005. O’Neil also resigns, effective February 24, 2005, from the positions of officer and director of each direct and indirect subsidiary of Holdings in which capacity he has heretofore served. As consideration for such termination and resignations, the Company and Holdings agree, to the following:

(a) (i) As severance, the Companies shall pay O’Neil in cash an amount equal to $1,050,000.00 (less applicable tax and benefit plan withholdings). The Companies shall pay O’Neil this amount in thirty-six (39) bi-weekly payments in accordance with the Company’s regular payment cycle in as equal amounts as practicable with the first such payment to be on or about September 1, 2005. Payments made shall be subject to applicable tax and benefit plan withholdings. The period of time from the date of this Agreement to the date of the final monthly payment shall be referred to herein as the “Payment Period.”

(ii) The Companies shall reimburse O’Neil for business expenses actually incurred by him in the ordinary course of business prior to February 24, 2005. Such reimbursement shall be made to O’Neil promptly following his delivery to the Companies of customary documentation of the incurrence of such expenses.

(b) The Companies shall continue to provide O’Neil and his eligible dependents with healthcare and dental insurance coverage under the plans in which O’Neil and such dependents participated immediately prior to February 25, 2005, upon the same terms and conditions, until the earlier of (i) the end of the Payment Period or (ii) the commencement of O’Neil’s coverage under another employer’s healthcare or dental plan. Notwithstanding the foregoing, nothing contained herein shall require the Companies to establish, maintain or continue any of the benefit plans already in existence or hereafter adopted for the employees of the Company, or restrict the right of the Company to amend, modify or terminate such benefit plans.

(c) O’Neil shall assist the Companies in the transition of his functions and responsibilities to his successors as reasonably requested by the Companies, subject to his personal and other business commitments.

(d) The Companies shall pay O’Neil $30,459.32 in cash no later than April 8, 2005, less applicable tax and benefit plan withholdings.

(e) The Companies shall pay, up to a maximum of $10,000, O’Neil’s legal expenses associated with the negotiations and execution of this Agreement.

(f) Subject to his personal and other business commitments, (i) O’Neil shall reasonably cooperate with the Companies, to the extent not inconsistent with his legal interests, with respect to (i) any lawsuit, arbitration or other proceeding between the Companies or their subsidiaries and any third party relating to a matter of which he has knowledge (or reasonably should have had knowledge), and (ii) shall make himself available to the Company at reasonable times during normal business hours to provide information, including, without limitation, testimony, in any such proceedings. If, in connection with O’Neil’s performance of his obligations pursuant to this Section 1(e), O’Neil reasonably determines that it is necessary for him to be represented by separate counsel, O’Neil shall select (subject to Holdings’ approval, which approval shall not be unreasonably withheld), such counsel at Holdings’ sole cost and expense, provided that the fees and other charges of such counsel are reasonable and customary. In addition, Holdings agrees to reimburse O’Neil for all other reasonable expenses incurred by O’Neil in connection with the performance of his obligations pursuant to this Section 1(e).

(g) The Company will provide O’Neil with outplacement services for a period of one year from the date of this Agreement.

(h) The Chief Executive Officer of the Companies will provide O’Neil with a letter of reference, the content of which will be mutually agreed upon.

(i) The Company shall pay O’Neil for seven (7) PTO days accrued in 2005.

2. Restrictive Covenants. So long as the payments and healthcare and dental insurance coverage contemplated by this Agreement are being made as provided herein, O’Neil acknowledges that, as of the date of this Agreement, the provisions of Sections 6 and 7 of the Employment Agreement shall be effective and applied in accordance with their terms, with any time period measured from February 24, 2005.

3. Producer Agreement. O’Neil’s employment by the Company shall continue pursuant to the terms and conditions set forth in Producer Agreement to be executed simultaneously with this Agreement in form attached hereto as Exhibit A.

4. Termination of the Employment Agreement. The Companies and O’Neil agree that, except for the restrictive covenants referred to in Section 2 above, the Employment Agreement has been terminated and extinguished in its entirety, and that the rights and obligations of the parties under that agreement are superseded in their entirety by the rights and obligations set forth in this Agreement and the Producer Agreement.

5. Stock Options. Attached hereto as Exhibit B is a table of all vested stock options issued to O’Neil. For purposes of this Agreement only, the parties have identified one-half of those options as the “Resinall Corp. Options” and the other half of the options as the “Kisco Retirement Community/Senior Living Options.” With respect to the Resinall Options, O’Neil’s right to exercise the options shall expire on the earlier of (i) the ten year anniversary of the original option grant or (ii) thirty (30) days after written notice by the Company to O’Neil that Resinall Corp. ceases to be a customer or client of the Companies. With respect to the Kisco Retirement Community/Senior Living Options, O’Neil’s right to exercise the options shall expire on the earlier of (i) the ten year anniversary of the original option grant (ii) thirty (30) days after written notice by the Company to O’Neil that Kisco Retirement Community/Senior Living ceases to be a customer or client of the Companies or (iii) thirty days after the effective date of the termination of the Producer Agreement (provided such agreement is terminated by Company with 30 days prior written notice). O’Neil shall have no rights or claims with respect to any stock options or restricted common stock other than those listed in Exhibit B.

6. Delivery of Property. O’Neil shall, contemporaneous with the execution of this Agreement, provide to Holdings all property of the Companies and their subsidiaries, including any computerized data and computer software owned or licensed by the Companies or their subsidiaries, as well as all documents of the Companies or their subsidiaries, including all copies thereof, in his possession. Without limiting the foregoing, O’Neil will return to the Companies the Blackberry wireless device given to him by the Companies. O’Neil shall deliver to Holdings the laptop computer used by O’Neil, and the Company shall remove from that computer any computerized data or software owned or licensed by the Company. After such data and software is removed, the laptop computer shall be returned to O’Neil and shall become the property of O’Neil. O’Neil represents and warrants that no computerized data or software owned or licensed by the Company has been downloaded or otherwise removed from the laptop computer since February 25, 2005 and covenants that no such data or software will be downloaded or otherwise removed from the laptop computer before it is delivered to the Companies.

7. No Awareness of Claim and Releases. (a) O’Neil represents and warrants to the Companies that as of the date hereof and giving effect to the transactions contemplated by this Agreement and the Producer Agreement, O’Neil is not aware of any claims, demands or causes of action which O’Neil has against the Companies. O’Neil hereby agrees to indemnify the Companies for any breach by O’Neil of this representation and warranty.

(b) The Companies each represent and warrant to O’Neil that as of the date hereof and giving effect to the transactions contemplated by this Agreement, the Companies are not aware of any claims, demands or causes of action which the Companies have against O’Neil. The Companies hereby agree to indemnify O’Neil for any breach of this representation and warranty.

(c) Simultaneously with the execution of this Agreement, the Companies and O’Neil will exchange executed Releases in the forms attached hereto as Exhibits C and D, respectively.

(d) Each of the parties agrees and covenants that it or he will not file or cause to be filed any lawsuit, arbitration or other proceeding asserting any claim released by the release executed by such party. In the event a party to this Agreement files any such lawsuit, arbitration or other proceeding, the party so filing will indemnify the other party for all costs incurred in defending against such proceeding, including attorneys’ fees.

(e) In addition to any indemnification obligations under state or federal law or pursuant to the Companies’ corporate governance documents, and to the extent permitted by Delaware law, Holdings shall indemnify and hold harmless O’Neil if he is made, or threatened to be made a party to any action, proceeding or investigation, whether civil, criminal, or administrative, and whether involving an actual or alleged breach of duty, neglect or error by O’Neil, or any other actual or alleged act or omission of O’Neil, by reason of or arising from the fact that O’Neil was an officer or employee of Holdings or an officer, employee or director of any of its direct or indirect subsidiaries, including, without limitation, the Company. O’Neil shall give prompt notice to Holdings of any such action, proceeding or investigation. Such indemnification and hold harmless includes a duty to provide O’Neil with competent counsel at the sole expense of Holdings (or if O’Neil reasonably determines that it is necessary for him to be represented by separate counsel, O’Neil shall select (subject to Holdings’ approval, which approval shall not be unreasonably withheld), such counsel at Holdings’ sole cost and expense (which expenses, if applicable, shall be paid by Holdings within 20 days of a written claim for reimbursement from O’Neil), provided that the fees and other charges of such counsel are reasonable) and to pay in full all judgments, fines, amounts paid in settlement, costs, charges and expenses, including attorneys’ fees and including appeals therefrom; provided, however, that no indemnification shall be provided to O’Neil if it is ultimately determined by a final adjudication adverse to O’Neil which establishes that (i) his acts or omissions were committed in bad faith or were the result of active and deliberate dishonesty and profit or other advantage to which he was not legally entitled. If Holdings fails to provide competent counsel for O’Neil, O’Neil shall be entitled to retain counsel of his own choosing at Holding’s expense (in which event, Holdings shall reimburse O’Neil within 20 days of submission of O’Neil of his expenses). O’Neil shall be entitled to the costs of any proceeding to enforce this provision, including reasonable attorneys’

fees and expenses. To the extent the Companies continue to provide directors’ and officers’ liabilities insurance that covers former directors and officers, the Companies shall also continue to provide O’Neil with coverage for his service as a officer or director (prior to February 25, 2005) under their directors’ and officers’ liabilities insurance policies until suits against him can no longer be brought as a matter of law. Nothing herein shall be deemed to be a waiver of any of O’Neil’s rights under the Companies’ corporate governance documents or under applicable law.

8. Notice. All communications given under this Agreement shall be in writing (including by telecopy) and shall be deemed to have been duly given when delivered by hand or Federal Express or similar overnight courier to (provided written confirmation of receipt is obtained), or mailed by prepaid registered or certified mail, or, in the case of telecopy notice, when received, addressed to, the party for whom intended:

U.S.I. Holdings Corporation,

and/or USI Insurance Services Corp.

555 Pleasantville Road, Suite 160 S.

Briarcliff Manor, NY 10510

Attention: General Counsel

Telecopy: (610) 537-4506

Telephone: 914-749-8506

Mr. Thomas E. O’Neil

12 South Eastern Farm Road

Pound Ridge, New York 10576

9. Statements. Holdings and O’Neil agree that in any written or verbal public discussions or disclosure by them they shall characterize this Agreement in a manner consistent with the contents of this Agreement.

10. Entire Agreement. This Agreement, together with Sections 6 and 7 of the Employment Agreement to the extent provided in Section 2 hereof, sets forth the entire understanding of the parties with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by O’Neil and Holdings. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

11. Full Settlement. The Companies’ obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Companies may have against O’Neil or others.

12. Successors and Assigns. This Agreement shall be binding on, enforceable against and inure to the benefit of, the parties and their respective heirs, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit on any other person; provided, however, that O’Neil’s rights hereunder are personal to him and shall not be voluntarily or involuntarily assigned or transferred except by will, operation of law or in accordance with any applicable plan, policy, agreement or arrangement of the Companies and any attempt to do so shall be void. In the event of O’Neil’s death or a judicial determination of his incompetence, the payments and benefits provided hereunder shall be paid to his estate, beneficiaries or legal representatives, as the case may be. The Companies may not assign their rights and obligations under this Agreement without the prior written consent of O’Neil.

13. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

14. Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References to Sections are to the sections of this Agreement.

15. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable. This Agreement has been jointly drafted by the parties, neither of whom shall be deemed to be its drafter for purpose of any rule of law which construes a document against the person who drafted it.

16. Arbitration. All controversies which may arise between the parties hereto including, but not limited to, those arising out of or relating to this Agreement shall be determined by binding arbitration applying the laws of the State of New York as set forth in Section 13 above. Any arbitration pursuant to this Agreement shall be conducted in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association as they may be in effect from time to time. The arbitration shall be final and binding upon all the parties and the arbitrator’s award shall not be required to include factual findings or legal reasoning. Nothing in this Section 16 will prevent either party from resorting to judicial proceedings if interim injunctive relief under the laws of the State of New York from a court is necessary to prevent serious and irreparable injury to one of the parties pending arbitration of the controversy in question, even if the dispute underlying such request for injunctive relief is arbitrable under the terms of this Agreement. Each of the parties hereto agrees to submit to the jurisdiction and venue of the courts of the State of New York, including the federal courts in the State of New York, in any action or proceeding arising out of or related to this Agreement, and hereby agrees to accept service of any and all writs, processes of summons in connection with any such action or proceeding. Each party waives any right it may have to transfer or change the venue of any arbitration or litigation brought in accordance herewith. Each party shall be liable for its own costs and expenses, including legal fees.

17. Voluntary Execution and Representation by Counsel. O’Neil acknowledges that he has carefully read this Agreement and understands all of its terms including the release of claims set forth in Exhibit D. O’Neil further acknowledges that he has voluntarily entered into this Agreement; that he has not relied upon any representation or statements, written or oral, not set forth in this Agreement; that the only consideration for signing this Agreement is as set forth herein; and that he has had this Agreement reviewed by his attorneys, and that he has been given a period of at least 21 days within which to consider this Agreement.

18. Effective Date. Although this Agreement is dated as of March 31, 2005, and has been executed on that date, the parties acknowledge that O’Neil shall have a period of seven (7) days from March 31, 2005 in which he may revoke this Agreement. Accordingly, the parties acknowledge that this Agreement shall not become effective unless and until, after the expiration of seven (7) days after March 31, 2005, O’Neil has not revoked the Agreement in accordance with Section 8 provided that the Company and Holdings agree that they cannot revoke this Agreement on or after the date they execute it.

19. Representations.

(a) The Company represents and warrants that (i) the execution, delivery and performance of this Agreement by the Company has been fully and validly authorized by all necessary corporate action, (ii) the officer signing this Agreement on behalf of the Company is duly authorized to do so, (iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company is a party or by which it is bound and (iv) upon execution and delivery of this Agreement by the parties hereto, it shall be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b) Holdings represents and warrants that (i) the execution, delivery and performance of this Agreement by Holdings has been fully and validly authorized by all necessary corporate action, (ii) the officer signing this Agreement on behalf of Holdings is duly authorized to do so, (iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which Holdings is a party or by which it is bound and (iv) upon execution and delivery of this Agreement by the parties hereto, it shall be a valid and binding obligation of Holdings, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

20. Counterparts. This Agreement may be executed by the parties in counterpart, all of which shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

U.S.I. HOLDINGS CORPORATION

By:	/s/ Ernest J. Newborn II
Name:	Ernest J. Newborn II
Title:	SVP & General Counsel

USI SERVICES CORPORATION

By:	/s/ Ernest J. Newborn II
Name:	Ernest J. Newborn II
Title:	SVP & General Counsel

/s/ Thomas E. O’Neil Thomas E. O’Neil

EXHIBIT C

RELEASE

U.S.I. Holdings Corporation, a corporation organized under the laws of Delaware, and USI Services Corporation, a corporation organized under the laws of Delaware, (collectively, “RELEASOR”), for good and valuable consideration, the receipt of which is hereby acknowledged, releases and discharges Thomas E. O’Neil and his attorneys, heirs, executors, administrators, successors and assigns (all, collectively, “RELEASEE”), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, and the RELEASOR’S successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release; provided, however, that excepted from this Release are all claims relating to or arising from the Separation Agreement dated as of March 31, 2005 (the “Separation Agreement”) executed herewith.

The RELEASE contained herein is a full and final release applying to all obligations, liabilities, actions, and losses, including but not limited to damages, costs, expenses, and attorneys’ fees, that may be incurred by RELEASOR and arising out of or in any way connected with the employment relationship between the parties, or the termination thereof. It is the intention of the RELEASOR in executing this Agreement that the same shall be effective as a bar to each and every claim, demand, and cause of action by the RELEASOR hereto based on the parties’ employment relationship and separation, and the RELEASOR knowingly, voluntarily, and expressly waives any and all rights and benefits otherwise conferred by the provisions of section 1542 of the California Civil Code which states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

RELEASOR understands the foregoing statutory language of section 1542 of the California Civil Code and nevertheless elects to and hereby does release and waive all claims it may have against RELEASEE, whether known or unknown, contingent or non-contingent, arising from the parties’ employment relationship and separation therefrom. RELEASOR fully understands that if the facts with respect to this Agreement are hereafter found to be other than or different from the facts now believed to be true, from whatever cause or for whatever reason, RELEASOR expressly accepts and assumes the risk of such possible difference in fact and agrees that this Agreement shall be and remain unaffected, notwithstanding any such differences.

The words “RELEASOR” and “RELEASEE” include all releasors and all releasees under this RELEASE.

This RELEASE may not be changed orally.

IN WITNESS HEREOF, the RELEASOR has caused this RELEASE to be executed by its duly authorized officer on the 31st day of March 2005.

U.S.I. HOLDINGS CORPORATION

By:	/s/ Ernest J. Newborn II
Name:	Ernest J. Newborn II
Title:	SVP & General Counsel

USI SERVICES CORPORATION

By:	/s/ Ernest J. Newborn II
Name:	Ernest J. Newborn II
Title:	SVP & General Counsel

EXHIBIT D

RELEASE

Thomas E. O’Neil (“O’Neil”), as RELEASOR, for good and valuable consideration, the receipt of which is hereby acknowledged, releases and discharges U.S.I. Holdings Corporation, USI Services Corporation, each of their officers and directors, parents, divisions, subsidiaries, affiliates, insurers, attorneys, and each of their successors and assignees, (but as to any such individual, only in connection with, or in relationship to, his or her capacity as an officer or director of such company or entity and not in connection with, or in relationship to, his or her capacity unrelated to such company or entity) (all, collectively, “RELEASEE”), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, and RELEASOR’S heirs, executors, administrators, successors and assigns ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release; provided, however, that excepted from this Release are all claims relating to, arising from, or preserved by the Separation Agreement dated as of (i) March 31, 2005 (the “Separation Agreement”) executed herewith, and (ii) any right or claim that RELEASOR may have to benefits or entitlements with respect to the Company’s 401(k) plan (“Excepted Claims”).

Without in any way limiting the foregoing, RELEASOR specifically releases and discharges RELEASEE from any claims arising out of or related to RELEASOR’s employment or separation from employment, including, but not limited to, any claims for salary, bonuses, severance pay, vacation pay, or any benefits under the Employee Retirement Income Security Act, sexual harassment, or discrimination based on race, color, national origin, ancestry, religion, marital status, sex, sexual orientation, citizenship status, pregnancy, leave of absence, medical condition or disability (as defined by the Americans with Disabilities Act, or any other state or local law), or any other unlawful discrimination, breach of implied or express contract, breach of promise, misrepresentation, negligence, fraud, estoppel, defamation, infliction of emotional distress, loss of consortium, violation of public policy or wrongful or constructive discharge, and for attorneys’ fees; provided, however, that excepted from this Release are all Excepted Claims.

RELEASOR agrees that this Release includes a full and final release by RELEASOR of all unknown claims or damages relating to claims released herein, as well as a release by RELEASOR of any and all claims now known or disclosed relating to claims released herein that arise as a result of any act or omission occurring before RELEASOR signs this Release. Therefore, RELEASOR waives any and all rights or benefits with respect to claims released herein under the terms of Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

RELEASOR understands the foregoing statutory language of section 1542 of the California Civil Code and nevertheless elects to and hereby does release and waive all claims released herein he may have against RELEASEE, whether known or unknown, contingent or non-contingent, arising from the parties’ employment relationship and separation therefrom. RELEASOR fully understands that if the facts with respect to this Agreement are hereafter found to be other than or different from the facts now believed to be true, from whatever cause or for whatever reason, RELEASOR expressly accepts and assumes the risk of such possible difference in fact and agrees that this Agreement shall be and remain unaffected, notwithstanding any such differences.

The words “RELEASOR” and “RELEASEE” include all releasors and all releasees under this RELEASE.

This RELEASE may not be changed orally.

IN WITNESS HEREOF, the RELEASOR has hereunto set RELEASOR’S hand on the 31st day of March 2005.

/s/ Thomas E. O’Neil Thomas E. O’Neil